September 25th, 2006

To Innovative Designs

From Dean Kolocouris

Amount $20,000

Terms

....

10% interest

to be paid back in full on or before November 25, 2006

check to made payable to Dean Kolocouris

SIGN ______________________

SIGN ______________________

Date 10-1-06

PAID IN FULL

412-782-5303